                                                                                                                EXHIBIT 23.1

                                                     Independent Auditors' Consent

The Plan Administrator
Acxiom Corporation Retirement Savings Plan:

We consent to incorporation by reference in registration statements Nos. 333-72009, 333-81211, 333-49740, 333-55814, and
333-88376 on Form S-3 and  Nos. 33-17115, 33-37610, 33-42351, 333-72310, 33-72312, 33-63423, 333-03391, 333-40114, 333-57470
and 333-68620 on Form S-8 of Acxiom Corporation of our report dated July 11, 2002, with respect to the statements of net assets available for benefits of Acxiom Corporation Retirement Savings Plan as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001, and the related supplemental schedule, which report appears in the December 31, 2001 annual report on Form 11-K of Acxiom Corporation Retirement Savings Plan.

/s/ KPMG LLP

Dallas, Texas
July 11, 2002